Calculation of Filing Fee Tables
S-3
Ingram Micro Holding Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.01 per share	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	2	Equity	Common Stock, par value $0.01 per share	415(a)(6)	15,162,922		$ 323,425,126.26			S-3	333-291469	12/03/2025	$ 44,665.01
			Total Offering Amounts:				$ 323,425,126.26		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	An indeterminate amount of common stock, par value $0.01 per share, of Ingram Micro Holding Corporation (the "Common Stock") is being registered as may from time to time be offered for sale or sold at indeterminate prices. In accordance with Rule 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the Registrant is deferring payment of the registration fee in connection with the Common Stock registered, except for the $44,665.01 that has already been paid with respect to the $323,425,126.26 maximum aggregate offering price of securities previously registered pursuant to a registration statement on Form S-3 (File No. 333-291469), which were not sold thereunder and which the Registrant is carrying forward to this Registration Statement pursuant to Rule 415(a)(6) under the Securities Act. Registration fees will be paid subsequently on a "pay-as-you-go" basis, and the Registrant will calculate the registration fee applicable to an offer of Common Stock pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

[2]	Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes 15,162,922 shares of Common Stock (the "Unsold Stock") previously registered, but not sold, pursuant to the Registration Statement on Form S-3 (File No. 333-291469), which became effective on December 3, 2025 and registered 25,500,000 shares of Common Stock (the "Prior Registration Statement") of which 10,337,078 shares of Common Stock have been sold thereunder. In connection with the Prior Registration Statement, the Company paid a fee of $75,114.66 ("Prior Fee") based upon a $543,915,000 maximum aggregate offering price. Pursuant to Rule 415(a)(6), the Company is carrying forward to this Registration Statement the $44,665.00 paid in connection with the Prior Fee in respect of the Unsold Stock and such fee will continue to be applied to the Unsold Stock. Also pursuant to Rule 415(a)(6), the offering of Unsold Stock under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date